                                                                      EXHIBIT 11

                  MICROTOUCH SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                       YEARS ENDED DECEMBER 31,
                                                         -------------------------------------------
COMPUTATION OF PRIMARY EARNINGS PER SHARE:                   1993         1994              1995
                                                                                         As Restated
                                                             ----         ----           -----------
Income applicable to common stock                         $  2,191,000   $  5,673,000   $  1,684,000
                                                          ------------   ------------   ------------
Shares:
  Weighted average number of shares
   outstanding......................................         6,550,000      6,722,000      8,114,000

  Weighted average number of common
   equivalent shares................................           398,000        599,000        493,000
  Weighted average shares outstanding                     ------------   ------------   ------------
   as adjusted......................................         6,948,000      7,321,000      8,607,000
                                                          ------------   ------------   ------------
Primary earnings per share..........................             $0.32          $0.77          $0.20
                                                          ============   ============   ============

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:....                   YEARS ENDED DECEMBER 31,
                                                       ---------------------------------------------
                                                             1993           1994            1995
                                                                                         As Restated
                                                             ----           ----         -----------
Income applicable to common stock...................      $  2,191,000   $  5,673,000   $  1,684,000
                                                          ------------   ------------   ------------

Shares:
  Weighted average number of shares
   outstanding......................................         6,550,000      6,722,000      8,114,000

  Weighted average number of common
   equivalent shares................................           418,000        853,000        493,000

  Weighted average shares outstanding                     ------------   ------------   ------------
   as adjusted......................................         6,968,000      7,575,000      8,607,000
                                                          ------------   ------------   ------------

Fully diluted earnings per share....................             $0.31          $0.75          $0.20
                                                          ============   ============   ============
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